Exhibit 5.1
[Letterhead of]
CRAVATH, SWAINE & MOORE LLP
[New York Office]
November 8, 2006
Time Warner Inc.,
TW AOL Holdings Inc.,
Historic TW Inc.,
Time Warner Companies, Inc.
Turner Broadcasting System, Inc.
Dear Ladies and Gentlemen:
      We have acted as counsel for Time Warner Inc., a Delaware corporation (the “Company”), TW AOL Holdings Inc., a Virginia corporation (“TW AOL”), Historic TW Inc., a Delaware corporation (“Historic TW”), Time Warner Companies, Inc., a Delaware corporation (“TWCI”), and Turner Broadcasting System, Inc., a Georgia corporation (“TBS” and, together with TW AOL, Historic TW and TWCI, the “Guarantors”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) debt securities of the Company (the “Debt Securities”); (ii) the guarantees of the Debt Securities by the Guarantors (the “Guarantees”); (iii) shares of preferred stock, $.10 par value per share, of the Company (the “Preferred Stock”); (iv) shares of common stock, $.01 par value per share, of the Company (the “Common Stock”); and (v) warrants to purchase any of the Debt Securities, shares of the Preferred Stock or shares of the Common Stock (collectively, the “Warrants”). The Debt Securities, shares of the Preferred Stock, shares of the Common Stock and the Warrants are referred to herein collectively as the “Offered Securities”.
      Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of the Debt Securities, the Debt Securities will be issued under an Indenture (the “Indenture”) among the Company, the Guarantors and The Bank of New York, as trustee (the “Trustee”), substantially in the form to be filed as an exhibit to the Registration Statement. Any series of the Preferred

Stock will be issued pursuant to a Certificate of Designations (the “Certificate of Designations”) relating to the particular series of the Preferred Stock.
      Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any supplements and amendments thereto will have become effective and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company, the Guarantors and the other parties thereto, we are of opinion as follows:
      1. Based solely on a certificate from the Secretary of State of the State of Delaware, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware.
      2. Based solely on a certificate from the Secretary of State of the State of Delaware, Historic TW is a corporation validly existing and in good standing under the laws of the State of Delaware.
      3 Based solely on a certificate from the Secretary of State of the State of Delaware, TWCI is a corporation validly existing and in good standing under the laws of the State of Delaware.
      4. With respect to the Debt Securities and the Guarantees related thereto to be issued under the Indenture, when (A) the Trustee has duly executed and delivered the Indenture and has been qualified to act as trustee under the Indenture, (B) the Indenture has been validly executed and delivered to the Trustee by the Company and each of the Guarantors and has been qualified under the Trust Indenture Act of 1939, as amended, (C) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, and (D) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities and such Guarantees will be validly issued and will constitute valid and binding obligations of the Company and each of the Guarantors, respectively, enforceable against the Company and each of the Guarantors, respectively, in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law).
      5. With respect to shares of the Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of shares of the Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such shares of the Preferred Stock and the filing of such Certificate of Designations with the Secretary of State of the State of Delaware, and (B) certificates representing such shares of the Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), then such shares of the Preferred Stock will be validly issued, fully paid and nonassessable.
      6. With respect to shares of the Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of shares of the Common Stock and related matters and (B) certificates representing shares of the Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), then such shares of the Common Stock will be validly issued, fully paid and nonassessable.
      Our opinions set forth above in paragraph 4, insofar as they involve matters of the laws of the Commonwealth of Virginia, are qualified to the extent that we have relied upon the opinion dated the date hereof of McGuire Woods LLP, counsel to TW AOL (the “McGuire Opinion”), a copy of which has been delivered to you, and we have assumed, without independent investigation, the correctness of, and take no responsibility for, the McGuire Opinion.
      Our opinions set forth above in paragraph 4, insofar as they involve matters of the laws of the State of Georgia, are qualified to the extent that we have relied upon the opinion dated the date hereof of Louise S. Sams, Esq., Senior Vice President and General Counsel of TBS (the “Sams Opinion”), a copy of which has been delivered to you, and we have assumed, without independent investigation, the correctness of, and take no responsibility for, the Sams Opinion.

      We are aware that we are referred to under the heading “Legal Opinions” in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Time Warner Inc.
     TW AOL Holdings Inc.
          Historic TW Inc.
                    Time Warner Companies, Inc.
                    One Time Warner Center
                    New York, NY 10019

Turner Broadcasting System, Inc.
     One CNN Center
          Atlanta, GA 30303